Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contura Announces Board and Leadership Changes

BRISTOL, Tenn., August 13, 2019 - Contura Energy, Inc. (NYSE: CTRA), a leading U.S. coal supplier, today announced a number of changes to both its board of directors and senior management.

On Monday, August 12, the company’s board of directors took action to reconfigure the board’s composition, reducing its size to five members, including one vacancy, while reserving the ability to increase the board’s size and appoint one or more additional board members in the future.

In order to assist with the board’s reconfiguration, Anthony Orlando, Harvey L. Tepner, Michael Ward, and previous board chair Neale X. Trangucci, have each voluntarily resigned from the board, effective Monday, August 12. None of their resignations was the result of any disagreement with Contura on any matter relating to the company’s operations, policies or practices.

Subsequently, Contura’s remaining board members, David J. Stetson, who is Contura’s chief executive officer, Albert E. Ferrara, Jr., Daniel J. Geiger, and John E. Lushefski, unanimously elected Mr. Stetson as chairman of the board and Mr. Lushefski as lead independent director, each effective Monday, August 12. The board has asked that the company’s Nominating and Corporate Governance committee identify and review potential, qualified candidates to join the board in the near term.

“These changes to our board structure and membership begin an effort to better align our board’s size, industry experience, and market expertise with the company’s strategic focus going forward,” said chairman and chief executive officer, David Stetson. “I thank our departing board members for the significant contributions each made during their service on behalf of our diverse stakeholders.”

The company also announced today two changes to its executive management team.

Effective Wednesday, August 14, Contura’s current executive vice president and chief operating officer, Scott Kreutzer, will transition to a newly created position of executive vice president and chief strategy officer. In this role, Mr. Kreutzer will lead the strategic planning and development efforts for the company and continue to serve on Contura’s management team. Mr. Kreutzer has served in his current role at Contura since January 2018, having previously served in various other senior leadership roles at Contura and its predecessor company, Alpha Natural Resources, since 2011.

Joining Contura’s management team as the company’s new executive vice president and chief operating officer, effective Wednesday, August 14, will be Jason Whitehead, former chief operating officer at Alpha Natural Resources. Mr. Whitehead brings nearly twenty years of Central Appalachian (CAPP) and Northern Appalachian (NAPP) coal mining experience to the role, more than a decade of which he served in senior operational management positions within the industry.

Both positions will report directly to Contura’s chief executive officer, David Stetson.

“Scott’s skillset and strong business acumen are perfect for this new role to help bolster Contura’s readiness in identifying and capitalizing on strategic opportunities to best position ourselves within both domestic and international coal markets,” said Mr. Stetson. “Additionally, Jason’s depth of coal mining experience, particularly with many of Contura’s existing high value met operations, will be a great addition to an already top-notch management team and a true asset to the organization.”

ABOUT CONTURA ENERGY

Contura Energy (NYSE: CTRA) is a Tennessee-based coal supplier with affiliate mining operations across major coal basins in Pennsylvania, Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Contura Energy reliably supplies both metallurgical coal to produce steel and thermal coal to generate power. For more information, visit www.conturaenergy.com.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements. These forward-looking statements are based on Contura's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Contura’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Contura to predict these events or how they may affect Contura. Except as required by law, Contura has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

INVESTOR CONTACT

investorrelations@conturaenergy.com

Alex Rotonen, CFA

423.573.0396

MEDIA CONTACTS

corporatecommunications@conturaenergy.com

Rick Axthelm

423.573.0304

Emily O’Quinn

423.573.0369

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